                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549



                                       Form 8-K



                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                   October 24, 1997
                   Date of Report (Date of earliest event reported)



                            UNIVERSAL INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)



MINNESOTA                             0-18823                   41-0776502
(State or other                (Commission File Number)       (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


                              5000 Winnetka Avenue North
                              New Hope, Minnesota  55428
                       (Address of principal executive offices)

                                    (612) 533-1169
                 (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

       On October 24, 1997, the Company issued a press release relating to an agreement in principle to sell 4.5 million shares of common stock to 99c Only Stores for an aggregate consideration of $4 million. The purchase price will consist of $2 million in cash and $2 million in merchandise. After issuance, this sale will represent approximately 48% of the outstanding shares of common stock of the Company.

       The closing is expected to occur within the next 30 days and is subject to completion of due diligence, board approval by both companies, the negotiation of ancillary documents and other closing conditions.

       A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       Filed herewith are the following exhibits:

99.1   Press release dated October 24, 1997



                                       ********


                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     UNIVERSAL INTERNATIONAL, INC.
                                     (Registrant)



Dated: October 24, 1997              By  /s/ Mark H. Ravich
                                        --------------------------------------
                                             Mark H. Ravich
                                             Its Chief Executive Officer


                                         -2-